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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 1, 1999
                                                          -------------


                             PATTERSON ENERGY, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                       0-22664                 75-2504748
(State or other jurisdiction          (Commission           (I.R.S. Employer
     of incorporation)                File Number)          Identification No.)



  4510 LAMESA HIGHWAY, SNYDER, TEXAS                                   79549
(Address of principal executive offices)                            (Zip Code)


                                 (915) 573-1104
              (Registrant's telephone number, including area code)


                                    No Change
         (Former name or former address, if changed since last report.)

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ITEM 5. OTHER EVENTS.

        On March 1, 1999 the Registrant issued the following press release:

              PATTERSON ENERGY, INC. REPORTS FOURTH QUARTER RESULTS
             RESULTS IMPACTED BY WRITEDOWN OF OIL AND GAS PROPERTIES

Snyder, Texas, March 1, 1999 --- PATTERSON ENERGY, INC. (NASDAQ: PTEN) today reported a net loss of $6.05 million, or $0.19 per diluted share for the quarter ended December 31, 1998 compared to net income of $8.4 million, or $0.27 per diluted share for the comparable period in 1997. Earnings before interest expense, taxes, depreciation, depletion and amortization (EBITDA) were $2.4 million for the fourth quarter 1998 compared to $18.6 million for the fourth quarter 1997. Included in this fourth quarter net loss was a $2.7 million ($.06 per diluted share tax affected at 34%) writedown of the Company's oil and natural gas properties. This writedown was caused by the low commodity prices that were received for the majority of 1998. Operating revenues for the fourth quarter of 1998 were $32.4 million, a decrease of 47% from the comparative period of 1997. Rig utilization was 33% for the quarter as compared to 87% rig utilization for the fourth quarter of 1997.

For the year ended December 31, 1998 the Company reported a net loss of $325,000 or $0.01 per diluted share ($.08 per diluted share tax effected at 34% attributable to a $3.8 million impairment to the oil and gas properties) as compared to net income of $22.2 million, or $0.75 per diluted share for year ending December 31, 1997. EBITDA was $36.1 million for 1998 versus $54 million in 1997. Average rig utilization for 1998 was 54% compared to average rig utilization of 89% for 1997. Low commodity prices received by the industry for 1998 negatively impacted all of the Company's operations for 1998. In addition to the $3.8 million impairment of oil and gas properties, the Company recorded approximately $1.5 million of additional depletion expense in 1998 compared to 1997 on an equivalent unit of production basis.

Commenting on the results, PTEN's Chairman Cloyce A. Talbott stated that, "Times are difficult, but we have experienced severe down cycles before and, each time, Patterson's management team has successfully led the Company out of the difficulties. We believe the knowledge and expertise gained during the hard times of the 80's will help us weather this current storm."

Patterson Energy, Inc., a Snyder, Texas based energy company, is one of the leading providers of domestic land based drilling services to major independent oil and natural gas companies. Patterson currently owns 119 drilling rigs (114 of which are currently operable) and focuses its operations in Texas and southeast New Mexico.


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Statements made in this press release that state the Company's or management intentions, beliefs, expectations or predictions for the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. In addition to the factors set forth above, other important factors that could cause actual results to differ materially include, but are not limited to, the impact of recent declines in prices of oil and gas on the demand for the Company's services and the risk of any further declines in oil and gas prices that could adversely affect demand for the Company's services, and their associated effect on day rates and rig utilization, industry conditions, integration of acquisitions, demand for oil and gas, and ability to retain management and field personnel. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended December 31, 1997 and Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998. Copies of these filings may be obtained by contacting the Company or the SEC.



For further information, contact:
Patterson Energy, Inc.
Cloyce A. Talbott, Chairman and Chief Executive Officer
James C. Brown, Vice President-Finance and Chief Financial Officer
(915) 573-1104



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       PATTERSON ENERGY, INC.

INCOME STATEMENT DATA (IN THOUSANDS):

                                                             THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                                DECEMBER 31,               DECEMBER 31,
                                                             1997         1998         1997         1998

Operating revenues:
       Drilling                                          $  58,125     $  28,083     $ 178,332     $ 165,997
       Drilling fluids                                        --           2,708          --          13,397
       Oil and gas                                           3,161         1,613        12,445         7,170
                                                            61,286        32,404       190,777       186,564
Costs and expenses:
       Operating costs                                      40,897        27,878       132,818       142,719
       Depreciation, depletion
            and amortization                                 4,914         8,031        17,497        28,091
       Impairment of long-lived assets                        --           2,727           355         3,816
       General and administrative                            2,327         2,284         6,786         9,313
                                                            48,138        40,920       157,456       183,939
Operating income/(loss)                                     13,148        (8,516)       33,321         2,625

Net gain (loss) on sale of assets                              145            (3)        1,499           636
Interest income                                                257           121         1,056           767
Interest expense                                              (350)       (1,111)       (1,045)       (4,471)
Other                                                          108            59           277           211
Net income (loss) before taxes                              13,308        (9,450)       35,108          (232)
Income tax (benefit) / expense                               4,863        (3,400)       12,866            93
Net income/(loss)                                        $   8,445     $  (6,050)    $  22,242     $    (325)

Net income/(loss) per common share:
       Primary                                           $    0.28     $   (0.19)    $    0.78     $   (0.01)
       Diluted                                           $    0.27     $   (0.19)    $    0.75     $   (0.01)

Weighted average number of common shares outstanding:
       Primary                                              30,230        31,671        28,492        31,645
       Diluted                                              31,730        31,671        29,505        31,645

BALANCE SHEET DATA (IN THOUSANDS):


                                                                           DECEMBER 31,
                                                                    1997                   1998
       Current assets                                             $ 77,014               $ 52,295
       Property & equipment, net                                   100,405                136,677
       Total assets                                                203,200                237,986

       Current liabilities                                          30,530                 23,333
       Notes payable, less current maturities                       21,783                 47,143


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PATTERSON ENERGY, INC.




Date:  May 3, 1999                         By: /s/  James C. Brown
                                              ---------------------------------
                                                    James C. Brown
                                                    Vice-President-Finance